SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

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BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
1830 ROUTE 130
BURLINGTON, NEW JERSEY 08016
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SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 10, 2006

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The following information supplements the Proxy Statement, dated March 10, 2006 (the "Proxy Statement"), of Burlington Coat Factory Warehouse Corporation (the "Company") furnished to stockholders in connection with the solicitation of proxies for use at the Special Meeting of Stockholders, which is scheduled to be held on Monday, April 10, 2006, at 9:00 a.m. Eastern Time at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016, and at any adjournments or postponements thereof (the "Special Meeting"). This Supplement, which should be read in conjunction with the Proxy Statement, is first being mailed to stockholders of the Company on or about March 31, 2006. Unless otherwise defined in this Supplement, defined terms used in this Supplement have the meetings given to them in the Proxy Statement.

At the Special Meeting, stockholders will consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 18, 2006 (as it may be amended from time to time, the "Merger Agreement"), by and among the Company, Burlington Coat Factory Holdings, Inc. (formerly named BCFWC Acquisition, Inc.), a Delaware corporation ("Parent"), and BCFWC Mergersub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"). Parent and Merger Sub are newly-formed affiliates of Bain Capital Partners, LLC ("Bain Capital"). If the Merger Agreement is adopted by the Company's stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, and each share of common stock of the Company, other than those shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $45.50 in cash without interest.

Only holders of record of shares of common stock of the Company at the close of business on March 8, 2006 are entitled to receive notice of and to vote at the Special Meeting.

LITIGATION

As discussed on page 34 of the Proxy Statement under the heading "Litigation", on January 27, 2006, a purported class action complaint was filed by putative stockholders of the Company in the Superior Court of New Jersey in and for Burlington County against the Company and its directors challenging the proposed Merger. Lemon Bay Partners v. Burlington Coat Factory Warehouse Corporation et al. (CA No. Bur. C-000014-06). On or about March 30, 2006, the Company and its directors entered into a memorandum of understanding for a settlement, which will be subject to court approval, pursuant to which the lawsuit will be dismissed against all parties to the lawsuit. As part of that resolution, the Company agreed, among other things, to make certain additional disclosures to its stockholders set forth in this Supplement. The terms of the Merger are unchanged.

THE MERGER

Background of the Merger

With respect to the information disclosed on page 12 of the Proxy Statement in the third full paragraph under the heading "The Merger-Background of the Merger", regarding the Board of Directors' determination to explore possible strategic alternatives for the Company to enhance stockholder value, the Company notes that the Board of Directors reserved to itself the right to oversee the process as a group rather than appoint any particular member of the Board of Directors or other individual from the Company to lead this process.

Interests of the Company's Directors and Executive Officers in the Merger

With respect to the information disclosed on page 18 of the Proxy Statement in the first paragraph under the heading "The Merger-Interests of the Company's Directors and Executive Officers in the Merger", the Company notes that no member of the Board of Directors is employed by, or has any similar relationship with, Bain Capital or any of its affiliates.

Immediately following the Merger, funds associated with Bain Capital will own over 97% of Parent's basic common stock, with the remainder held by existing members of Company management. Additionally, management will hold options on 8.8% of the basic shares outstanding.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

Selected Companies Analysis

With respect to the information disclosed on page 26 of the Proxy Statement under the heading "Opinion of the Company's Financial Advisor-Selected Companies Analysis", regarding various public market multiples and ratios of the selected companies, the Company notes that Goldman Sachs selected these multiples and ratios for use in its analysis based on Goldman Sachs' experience in such matters, the fact that such multiples and ratios may provide relevant information regarding the observed quantitative relationship between the public trading prices of the Company and the selected companies and the selected historical and estimated financial performance metrics, and other factors.

Leveraged Buyout Analysis

With respect to the information disclosed on page 31 of the Proxy Statement under the heading "Opinion of the Company's Financial Advisor-Leveraged Buyout Analysis", regarding exit multiples of the Company's management's estimated EBITDA, the Company notes that Goldman Sachs selected these exit multiples for use in its analysis based on Goldman Sachs' experience in such matters and other factors.

Additional Information

With respect to the information disclosed in the fourth full paragraph on page 32 of the Proxy Statement regarding certain investment banking services provided by Goldman Sachs to Bain Capital and its affiliates, the Company notes that Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to the Company, Bain Capital and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and affiliates of Bain Capital for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. In addition, affiliates of Goldman Sachs have co-invested with Bain Capital or its affiliates from time to time and may do so in the future. The amount and timing of any fees to be paid by Bain Capital and its affiliates to Goldman Sachs for any services rendered in the future are subject to numerous factors outside of Goldman Sachs' control and, accordingly, cannot be predicted.